UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2016

WESTROCK COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001−374848 (Commission File Number)	47-3335141 (I.R.S. Employer Identification No.)
501 South 5th Street, Richmond, VA (Address of Principal Executive Office)		23219 (Zip Code)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (804) 444-1000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2016, in connection with the previously announced expected separation of WestRock Company’s (“WestRock”) specialty chemicals business to form Ingevity Corporation (“Ingevity”), WestRock entered into a trust agreement with Ingevity and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trust Agreement”). The Trust Agreement establishes a trust (the “Trust”) to be held by the Trustee, the assets of which will be used on January 15, 2027 to pay the $80 million principal amount of the Solid Waste Disposal Facility Revenue Bonds, Series 1997A (Westvaco Corporation Project) (the “Bonds”), issued by the City of Wickliffe, Kentucky pursuant to a Trust Indenture, dated as of January 1, 1997, then maturing. WestRock is a guarantor of the Bonds, and Ingevity will become a guarantor of the Bonds pursuant to a separate guarantee agreement. Subject to the terms and conditions of the Trust Agreement, Trust assets may also be used from time to time to pay interest with respect to the Bonds and certain taxes and expenses in connection with the Trust. Pursuant to the Trust Agreement, Ingevity deposited in the Trust certain initial investments having a value, as of May 6, 2016, of approximately $69 million. The Trustee will purchase or dispose of investments in the Trust from time to time as directed by Ingevity, subject to the terms and conditions of the Trust Agreement. The foregoing description of the agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is attached hereto as Exhibit 10.1.

On May 11, 2016, also in connection with the expected separation of Ingevity, WestRock (through its wholly-owned subsidiary WestRock Virginia, LLC) and Ingevity entered into the Covington Plant Services Agreement and Covington Plant Ground Lease Agreement. A summary of certain material features of the agreements can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with WestRock” in Ingevity’s Information Statement, dated May 3, 2016 (the “Information Statement”), which is included as Exhibit 99.1 to WestRock’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2016. This summary is incorporated by reference into this Item 1.01 as if restated in full. This summary is qualified in its entirety by reference to the Covington Plant Services Agreement and Covington Plant Ground Lease Agreement, which are included with this report as Exhibits 10.2 and 10.3, respectively.

Item 9.01	Exhibits

(d)

Exhibit No.	Description

10.1	Trust Agreement among Ingevity Corporation, The Bank of New York Mellon Trust Company, N.A. and WestRock Company, dated as of May 6, 2016.

10.2	Covington Plant Services Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC, dated as of May 11, 2016.

10.3	Covington Plant Ground Lease Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC, dated as of May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY

Date: May 11, 2016	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBIT

Exhibit No.	Description

10.1	Trust Agreement among Ingevity Corporation, The Bank of New York Mellon Trust Company, N.A. and WestRock Company, dated as of May 6, 2016.

10.2	Covington Plant Services Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC, dated as of May 11, 2016.

10.3	Covington Plant Ground Lease Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC, dated as of May 11, 2016.

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